Exhibit 99.1

REVOCABLE PROXY

ACCESS ANYTIME BANCORP, INC.

PROXY Solicited on Behalf of the Board of Directors

I N S T R U C T I O N S

The undersigned does hereby constitute and appoint Mr. Don K. Padgett and Mr. Kenneth J. Huey, Jr., and each of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution to represent and vote the Common Stock of the undersigned at the Special Meeting of Shareholders (“Special Meeting”) of ACCESS ANYTIME BANCORP, INC. (“Access”) to be held at AccessBank Eubank, 5210 Eubank NE, Albuquerque, New Mexico 87111, on Tuesday, December 13, 2005, at 8:00 a.m., local time and at any adjournments thereof on all matters coming before said meeting.

Pursuant to the Proxy-Statement Prospectus, said proxies are directed to vote as indicated on this proxy, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the Special Meeting or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Any subsequent vote by any means will change your prior vote. The last vote actually received before the Special Meeting will be the one counted. You may also revoke your proxy by voting in person at the Special Meeting.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Proposal 1 is more fully described in the Proxy Statement-Prospectus that accompanies this proxy. You are encouraged to read the Proxy Statement-Prospectus carefully.

The Board of Directors recommends a vote FOR Proposal 1.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of August 31, 2005 and amended as of September 29, 2005, by and among First State Bancorporation, Access Anytime Bancorp, Inc. and AccessBank, pursuant to which Access will merge with and into First State.

  ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

Signature

Signature

Dated:	, 2005

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE